UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2018

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54677 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.07	Submission of Matters to a Vote of Security Holders

CV Sciences, Inc. (the “Registrant”) held its 2018 Annual Meeting of Stockholders on August 4, 2018 (the “2018 Annual Meeting”) at the Registrant’s San Diego office located at 10070 Barnes Canyon Road, Suite 100, San Diego, California 92121. At the close of business on June 15, 2018, the record date for the 2018 Annual Meeting, there were 90,662,563 shares of common stock issued and outstanding, which constituted all of the outstanding capital stock of the Registrant. At the 2018 Annual Meeting, 85,317,863 of the 90,662,563 outstanding shares of common stock entitled to vote, or approximately 94.1%, were represented by proxy or in person, and, therefore, a quorum was present. The proposals voted on at the 2018 Annual Meeting are more fully described in the Proxy Statement on Schedule 14A filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 18, 2018.

The final voting results on the proposals presented for stockholder approval at the 2018 Annual Meeting were as follows:

Proposal 1

The Registrant’s stockholders elected four directors, each to serve until the Registrant’s next Annual Meeting of Stockholders, and until his successor is duly elected and qualified, as set forth below:

NAME	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
James McNulty	29,531,254	824,853	0	54,961,756
Michael Mona, III	29,190,661	1,165,446	0	54,961,756
Gary Sligar	29,543,998	812,109	0	54,961,756
Joseph Dowling	29,689,523	666,584	0	54,961,756

Proposal 2

The Registrant’s stockholders ratified Tanner LLC as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2018, as set forth below:

FOR	AGAINST	ABSTAIN
83,289,155	888,953	1,148,755

Proposal 3

The Registrant’s stockholders approved an amendment to the Registrant’s Amended and Restated 2013 Equity Incentive Plan, as amended, to increase the number of shares issuable under the plan, as set forth below:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
25,921,126	4,021,101	413,880	54,961,756

Proposal 4

The Registrant’s stockholders did not approve an amendment to the Registrant’s Certificate of Incorporation, as amended, to effect, at the discretion of the Registrant’s Board of Directors, a reverse stock split of all outstanding shares of the Registrant’s common stock, par value $0.0001 per share, at a ratio of not less than 1-for-2 and not greater than 1-for-10, such ratio to be determined by the Registrant’s Board of Directors at any time before August 30, 2019, without further approval or authorization of our stockholders.

2

As set forth in the Registrant’s Proxy Statement, the Registrant indicated its intention to treat this proposal as a “non-routine” matter. Under applicable New York Stock Exchange (“NYSE”) rules, brokers and other nominees do not have discretionary authority to vote for non-routine matters without receiving specific voting instructions. However, the NYSE deemed this proposal to be a routine matter, meaning that brokers were permitted to vote shares on the proposal without specific instructions despite the Registrant’s designation of this proposal as a non-routine matter. We have determined that brokers voted a total of 54,961,756 uninstructed shares. Although we do not know with certainty how those shares were voted on this proposal, we have treated these uninstructed shares as broker non-votes which, as set forth in the Proxy Statement, have the same effect as a vote “Against” this proposal. Due to the fact that the broker non-votes constitute 60.6% of the voting power of the outstanding shares of common stock entitled to vote at the 2018 Annual Meeting, this proposal has failed to meet the required affirmative vote of a majority in voting power necessary for approval.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated 2013 Equity Incentive Plan, as amended (1)

(1)	Form of such exhibit was previously included as Attachment A to our definitive Proxy Statement on Schedule 14A filed on June 18, 2018 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2018

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer and Chief Financial Officer

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